Exhibit 21.1

SUBSIDIARIES OF AMERICAN TOWER CORPORATION

Subsidiary	Jurisdiction of Incorporation or Organization
10 Presidential Way Associates, LLC	Delaware
Adquisiciones y Proyectos Inalámbricos, S. de R.L. de C.V. (1)	Mexico
American Tower Asset Sub, LLC	Delaware
American Tower Asset Sub II, LLC	Delaware
American Tower Corporation de Mexico, S. de R.L. de C.V. (2)	Mexico
American Tower Delaware Corporation	Delaware
American Tower Depositor Sub, LLC	Delaware
American Tower do Brasil Cessão de Infra-Estruturas Ltda. (3)	Brazil
American Tower Guarantor Sub, LLC	Delaware
American Tower Holding Sub, LLC	Delaware
American Tower International, Inc.	Delaware
American Tower Management, LLC	Delaware
American Tower Mauritius	Republic of Mauritius
American Tower LLC	Delaware
American Tower, L.P. (4)	Delaware
American Tower UK Limited	United Kingdom
American Towers, Inc.	Delaware
ATC Asia Holding Company, LLC	Delaware
ATC Chile Holding LLC	Delaware
ATC FL Towers, Inc.	Florida
ATC GP, Inc.	Delaware
ATC India Tower Corporation Private Limited (5)	India
ATC International Holding Corp.	Delaware
ATC Latin America Treasury Center LLC	Delaware
ATC LP, Inc.	Delaware
ATC MexHold, Inc.	Delaware
ATC Mexico Holding Corp.	Delaware
ATC Midwest, LLC	Delaware
ATC On Air + LLC	Delaware
ATC Outdoor DAS, LLC	Delaware
ATC Presidential Way, Inc.	Delaware
ATC South America Holding Corp.	Delaware
ATC South LLC	Delaware
ATC Tower Company of India Private Limited (6)	India
ATC Tower Services, Inc.	New Mexico
ATS-Needham LLC (7)	Massachusetts
ATS/PCS, LLC	Delaware
California Tower, Inc.	Delaware
CNC2 Associates, LLC	Delaware
Columbia Steel, Inc.	South Carolina
Haysville Towers, LLC (8)	Kansas
Insight Infrastructure Pte. Ltd	Singapore
Iron & Steel Co., Inc.	Delaware
MATC Digital, S. de R.L. de C.V. (9)	Mexico
MATC Servicios, S. de R.L. de C.V. (10)	Mexico
McCoy Developers Private Limited	India
MHB Tower Rentals of America, LLC	Mississippi
New Loma Communications, Inc.	California
Semaan Engineering Solutions, LLC	Delaware
Shreveport Tower Company (11)	Louisiana
SpectraSite Communications, LLC	Delaware
SpectraSite, LLC	Delaware
Telecom Towers, LLC	Delaware
Towers of America L.L.L.P. (12)	Delaware
Transcend Infrastructure Holdings Pte. Ltd	Singapore
Transcend Infrastructure Limited	India
UniSite/Omni Point NE Tower Venture, LLC (13)	Delaware
UniSite/OmniPoint FL Tower Venture, LLC (13)	Delaware
UniSite/OmniPoint PA Tower Venture, LLC (13)	Delaware
Unisite, LLC	Delaware

(1)	99% owned by American Tower Corporation de Mexico, S. de R.L. de C.V. and 1% owned by ATC Mexico Holding Corp.
(2)	99.99% owned by ATC MexHold, Inc. and 0.01% owned by American Tower Corporation.
(3)	99.99% owned by ATC South America Holding Corp. and 0.01% owned by American Tower International, Inc.
(4)	1% owned by ATC GP, Inc. and 99% owned by ATC LP, Inc.
(5)	Approximately 99% owned by American Tower Mauritius.
(6)	Approximately 0.005% owned by ATC Asia Holding Company, LLC and approximately 99.995% owned by American Tower Mauritius.
(7)	45.24% owned by American Tower, L.P. and 34.76% owned by American Towers, Inc.
(8)	67% owned by Telecom Towers, LLC.
(9)	99.99% owned by American Tower Delaware Corporation De Mexico S. de R.L. de C.V. and 0.01% owned by American Towers, Inc.
(10)	99.99% owned by MATC Digital S. de R.L. de C.V. and 0.01% owned by American Towers, Inc.
(11)	50% owned by Telecom Towers, LLC and 50% owned by ATC South LLC.
(12)	49% owned by American Tower, L.P. and 51% owned by ATC GP, Inc.
(13)	95% owned by Unisite, LLC.